UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2019

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210 San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 963-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2019, Energous Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors pursuant to which the Company agreed to sell a total of 3,333,333 shares of the Company’s common stock, par value $0.0001 per share, at a price per share of $7.50. Additionally, for each share of common stock purchased by an investor, such investor will receive from the Company a registered warrant to purchase one-half of a share of common stock. The warrants have an exercise price of $10.00 per share, will be exercisable immediately and will expire five years from the initial exercise date. The transaction to be effected pursuant to the Securities Purchase Agreement is referred to herein as the “Offering.”

The Offering is expected to close on or about March 1, 2019, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company after deducting placement agent fees are expected to be approximately $23.3 million, prior to deducting estimated Offering expenses payable by the Company. The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-226739), which was filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2018 and declared effective by the Commission on August 17, 2018.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Roth Capital Partners, LLC acted as the placement agent for the Offering pursuant to a Placement Agency Agreement, dated February 27, 2019 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, Roth agreed to use commercially reasonable “best efforts” to arrange for the sale of the securities.

The foregoing descriptions of the Placement Agency Agreement and the Securities Purchase Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Placement Agency Agreement and the form of the Securities Purchase Agreement, which are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

On February 27, 2019, the Company issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Placement Agency Agreement among Energous Corporation and Roth Capital Partners, LLC

5.1	Opinion of Fenwick & West LLP

10.1	Form of Securities Purchase Agreement among Energous Corporation and certain investors

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press Release dated February 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

By:	/s/ Brian Sereda
Brian Sereda
Senior Vice President and Chief Financial Officer

Date: February 27, 2019